           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 2001
                                         REGISTRATION STATEMENT NO. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                           57-0962375
-------------------------------                          -------------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)


               7909 Parklane Road, Columbia, South Carolina 29223
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

  Resource Bancshares Mortgage Group, Inc. Outside Directors' Stock Option Plan
          Amended and Restated Resource Bancshares Mortgage Group, Inc.
                            Omnibus Stock Award Plan
  -----------------------------------------------------------------------------
                            (Full title of the plan)

                               Douglas K. Freeman
                    Resource Bancshares Mortgage Group, Inc.
                               7909 Parklane Road
                         Columbia, South Carolina 29223
                    ----------------------------------------
                     (Name and address of agent for service)

                                 (803) 741-3000
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

----------------------------------------------------------------------------------------------------------------------
                                        Calculation of Registration Fee
----------------------------------------------------------------------------------------------------------------------
 Title of Securities to        Amount to be          Proposed Maximum      Proposed Maximum           Amount of
    be Registered(1)         Registered(1)(2)       Offering Price Per    Aggregate Offering      Registration Fee
                                                          Share                  Price
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Common Stock, par value         141,162(3)               $5.85(4)             $825,797.70              $206.45
$.01 per share
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Common Stock, par value         758,838(5)               $7.28(6)            $5,524,340.64            $1,381.09
$.01 per share
------------------------- ------------------------ --------------------- ---------------------- ----------------------
Total                             900,000                                                             $1,587.54
----------------------------------------------------------------------------------------------------------------------

(1) Each share of the common stock, par value $.01 per share (the "Common Stock"), of Resource Bancshares Mortgage Group, Inc. (the "Registrant") includes one preferred stock purchase right.
(2) Together with an indeterminable number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plans, as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.
(3) Represents 42,000 shares reserved for issuance under previously awarded option grants at $4.00 per share, 42,000 shares reserved for issuance under previously awarded option grants at $5.19 per share and 57,162 shares reserved for issuance under previously awarded option grants at $7.70 per share under the Resource Bancshares Mortgage Group, Inc. Outside Directors' Stock Option Plan (the "Outside Directors' Plan").
(4) Represents the average per share exercise price of options previously awarded under the Outside Directors' Plan.

(5) Represents 258,838 shares reserved for issuance pursuant to future grants under the Outside Directors' Plan and 500,000 shares reserved for issuance pursuant to future grants under the Amended and Restated Resource Bancshares Mortgage Group, Inc. Omnibus Stock Award Plan, as amended (the "Omnibus Plan").
(6) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for the Common Stock as reported on The Nasdaq National Market on June 20, 2001.

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The Registrant hereby incorporates by reference in this Registration Statement the following documents:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

         3. The description of the Registrant's Common Stock set forth in the Registrant's registration statement on Form 8-A dated May 18, 1993, including any amendment or report filed to update such description.

         4. The description of the Registrant's preferred stock purchase rights set forth in the Registrant's registration statement on Form 8-A filed as of February 9, 1998, including any amendment or report filed to update such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the Common Stock of the Registrant offered hereby will be passed on for the Registrant by McNair Law Firm, P.A., Columbia, South Carolina. John W. Currie, the Secretary of the Registrant, is a member of that firm. In addition, Mr. Currie and other members of that firm are stockholders of the Registrant.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with defense or settlement of such action or suit, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions or
(iv) for any transaction from which the director derived an improper personal benefit.

         Article SEVENTH of the Registrant's Restated Certificate of Incorporation, as amended, provides for indemnification of its directors, officers, employees and other agents. Section 8 of Article V of the Registrant's Amended and Restated Bylaws, as amended, contains provisions for indemnification of the Registrant's officers and directors. Article SEVENTH of the Registrant's Certificate of Incorporation also provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for beach of a fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law.

         In addition, the Registrant has entered into Indemnity Agreements with each of its directors and certain other persons who are officers, employees or agents of the Registrant or who are serving at the request of the Registrant as a director, officer, employee or agent of another entity. Generally, the agreements provide for the indemnification of such persons against expenses (including attorneys' fees), losses, damages, liabilities, judgments, fines and amounts paid in settlement actually and reasonably incurred because of any claim or claims made against them by reason of the fact that they are or were serving in such capacities.

         The Registrant also provides liability insurance for its directors and officers which provides coverage against loss from claims made against such persons in their capacities as such including liabilities under the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See Exhibit Index.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; or

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on June 25, 2001.

                              RESOURCE BANCSHARES MORTGAGE GROUP, INC.

                              By: /s/ Douglas K. Freeman
                                 -----------------------------------------------
                                     Douglas K. Freeman, Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas K. Freeman and Steven F. Herbert and each of them acting individually, as his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                           Title                        Date
---------                           -----                        ----

/s/ Douglas K. Freeman     Chief Executive Officer and           June 25, 2001
-------------------------  Director (principal executive
Douglas K. Freeman         officer)

/s/ Steven F. Herbert      Chief Financial Executive (principal  June 25, 2001
-------------------------  financial and accounting officer)
Steven F. Herbert

/s/ Stuart M. Cable        Director                              June 25, 2001
-------------------------
Stuart M. Cable

/s/ Roger O. Goldman       Director                              June 25, 2001
-------------------------
Roger O. Goldman

/s/ Boyd M. Guttery        Director                              June 25, 2001
-------------------------
Boyd M. Guttery

                           Director                              June __, 2001
-------------------------
David W. Johnson, Jr.

                           Director                              June __, 2001
-------------------------
Robin C. Kelton

/s/ Joel A. Smith, III     Director                              June 25, 2001
-------------------------
Joel A. Smith, III

                                  EXHIBIT INDEX

Exhibit                                                            Sequential
Number  Description of Document                                     Page No.
------  -----------------------                                    ----------

*4.1    Resource Bancshares Mortgage Group, Inc.
        Outside Directors' Stock Option Plan incorporated by reference to Exhibit 10.32 of the Registrant's
        Annual Report on Form 10-K for the year ended
        December 31, 2000

*4.2(a) Amended and Restated Resource Bancshares
        Mortgage Group, Inc. Omnibus Stock Award Plan incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement No. 333-29245

*4.2(b) First Amendment to Amended and Restated Resource
        Bancshares Mortgage Group, Inc. Omnibus Stock
        Award Plan incorporated by reference to Exhibit 10.44 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998

*4.2(c) Second Amendment to Amended and Restated Resource
        Bancshares Mortgage Group, Inc. Omnibus Stock
        Award Plan incorporated by reference to Exhibit
        10.37 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998

*4.2(d) Third Amendment to Amended and Restated Resource
        Bancshares Mortgage Group, Inc. Omnibus Stock
        Award Plan incorporated by reference to Exhibit
        10.20(D) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000

*4.3(a) Restated Certificate of Incorporation of the Registrant incorporated by reference to
        Exhibit 3.3 of the Registrant's Registration
        Statement No. 33-53980

*4.3(b) Certificate of Amendment of the Certificate of Incorporation of the Registrant incorporated by Reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997

*4.3(c) Certificate of Designation of the Preferred Stock of the Registrant incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-A filed on February 8, 1998

*4.4 Amended and Restated Bylaws of the Registrant, as amended through November 8, 2000, incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement No. 333-55054

*4.5 Specimen certificate for shares of the Registrant's common stock, par value $.01 per share, incorporated by reference to
        Exhibit 4.1 of the Registrant's Registration No. 33-53980

*4.6 Rights Agreement dated as of February 6, 1998 between the Registrant and First Chicago Trust Company of New York incorporated by reference to Exhibit 4.1 to the Registrant's registration statement on Form 8-A filed as of February 9, 1998

5       Opinion of McNair Law Firm, P.A....................................10

23(a)   Consent of McNair Law Firm, P.A. (included in Exhibit 5)

23(b)   Consent of Ernst & Young LLP.......................................11

23(c)   Consent of PricewaterhouseCoopers LLP..............................12

24      Power of Attorney (included as part of the signature page)

----------
* Incorporated by reference, all other Exhibits are filed herewith.